Exhibit 23.1




            Consent of Registered Independent Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-97341, 333-49528, 333-01044, 333-38354, 033-55792-NY, 333-69311, 333-30054,
333-32642, 333-69134 and 333-109368 on Form S-3 and in Registration Statement Nos. 333-01048 and 333-31832 on Form S-8 of Escala Group, Inc. (formerly Greg Manning Auctions, Inc.) of our report dated September 16, 2005 relating to the consolidated financial statements of A-Mark Precious Metals, Inc. and subsidiaries as of and for the eleven months ended June 30, 2005.


/s/ Amper, Politziner & Mattia, P.C.

Edison, NJ
September 30, 2005